Exhibit 99.1

HyperFeed Technologies reports its 2nd Quarter Financial Results.

CHICAGO, August 5, 2004 - HyperFeed Technologies, Inc. (Nasdaq: HYPR), a provider of ticker plant technologies and fully managed ticker plant services to the financial community, today reported results for the second quarter ended June 30, 2004.  HyperFeed’s revenue in the quarter was $1,332,000 versus $166,000 in the same quarter in 2003, representing an increase of 702% year over year.

HyperFeed experienced significant growth in revenue from the continued success of licensing its proprietary technology of a stand-alone high performance ticker plant (HTPX) and managed ticker plants (HTPXm) to flagship customers in the financial community. In particular, the Company has increased its contracted revenue in a nine-month period by 350% from $3.3 million at September 30, 2003 to $14.7 million at June 30, 2004.

Paul Pluschkell, President and Chief Executive Officer of HyperFeed, comments “We have successfully sold into all four of our target markets - financial institutions, exchanges, hedge funds and content providers. Our second quarter results continue to confirm the success of our new business model as evidenced by a 702% increase in revenue at gross margins of 65.6%.”

The Company reported a net loss from continuing operations of ($1.6 million) for the quarter, or $(0.52) per share, versus ($1.4 million), or ($0.50) per share, in the same period in 2003. As compared to first quarter 2004, this quarter’s net loss from continuing operations improved by $0.8 million, or 32.9%, to ($1.6 million) from ($2.3 million). This improvement from first quarter 2004 results from a $557,000, or 71.8%, improvement in revenue from licensed products and services and a reduction of $213,000 in expenses during the quarter.

“In addition to significant growth in contracted revenue from the licensing of our software and services business, over the next two quarters we expect to continue to eliminate the expenses associated with our former consolidated feed business,” said Pluschkell.

About HyperFeed Technologies, Inc.
HyperFeed Technologies, Inc. (NASDAQ: HYPR) provides high-performance software and enterprise services to process, transmit, distribute and manage market data. HyperFeed’s market-leading software technology serves as a corporate-wide ticker plant, providing financial institutions with the flexibility and agility to control their own data sources and data content in a cost-effective manner.

HyperFeed’s HTPX platform, comprising of HVAULT and HBOX products, is specifically designed to support real-time market data. Data management, data reporting and value-added services are used to deliver and access financial content with a minimal latency. Its software can be used with industry-leading APIs, third-party applications or online desktop solutions. HTPX has a flexible licensing model that can fulfill the needs of financial institutions, exchanges, content providers, re-distributors, channel partners and value-added resellers. HyperFeed provides hosted and fully managed ticker plant services from its fully redundant ticker plant systems. These services, known as HTPXm, are ideal for application and data vendors who wish to use state of the art ticker plant technology to support their clients.

In addition, a new global multicast network distribution service for real-time financial applications and content known as the Data Delivery Utility (DDU) was launched with SAVVIS Communications in December 2003. For the first time, with DDU, all publishers of financial content can rely on a local, data neutral partner to handle their data. Market data is aggregate with other forms of content in a raw or normalized fashion at the customer premise. Data-vendor agnostic, this utility delivers the information the customer wants directly from such key data sources as exchanges, content providers and other proprietary sources.

Safe Harbor Disclosure
The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) fund our current and future business strategies either through continuing operations or external financing; ii) successfully attract, retain and integrate key employees; iii) compete successfully against competitive products and services; iv) deliver and maintain performance standards according to the terms and conditions of our customer contracts; v) maintain relationships with key suppliers and providers of market data; vi) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; vii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; viii) manage the timing of the development and introduction of new products or enhanced versions of existing products; ix) gain the market’s acceptance of new products; and x) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

June 30, 2004 and December 31, 2003

	June 30, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$363,029	$4,668,038
Accounts receivable, less allowance for doubtful accounts of: 2004: $9,996; 2003: $0	1,818,681	797,048
Notes receivable, less allowance for doubtful accounts of: 2004: $50,000; 2003: $50,000	129,630	150,465
Prepaid expenses and other current assets	290,066	173,816
Assets related to discontinued operations	462,217	811,878
Total Current Assets	3,063,623	6,601,245

Property and equipment
Computer equipment	1,539,092	2,343,853
Communication equipment	1,031,370	1,296,550
Furniture and fixtures	107,429	82,839
Leasehold improvements	531,809	531,809
	3,209,700	4,255,051
Less: Accumulated depreciation and amortization	(2,190,615)	(3,019,964)
	1,019,085	1,235,087
Intangible assets, net of accumulated amortization of: 2004: $100,000; 2003: $70,000	80,000	110,000
Software development costs, net of accumulated amortization of: 2004: $2,480,239; 2003: $2,733,126	1,750,047	1,732,721
Deposits and other assets	35,205	35,205
Total Assets	$5,947,960	$9,714,258

Liabilities and Stockholders’ Equity
Current Liabilities
Notes Payable	$200,000	$—
Accounts payable	794,924	605,644
Accrued expenses	572,715	587,193
Accrued compensation	107,424	73,157
Income taxes payable	40,000	40,000
Unearned revenue	903,710	15,000
Liabilities related to discontinued operations	1,212,424	2,419,879
Total Current Liabilities	3,831,197	3,740,873

Accrued expenses, less current portion	295,609	292,676
Total Noncurrent Liabilities	295,609	292,676
Total Liabilities	4,126,806	4,033,549

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,061,733 shares at June 30, 2004 and 3,051,989 shares at December 31, 2003	3,062	3,052
Additional paid-in capital	46,105,117	46,070,113
Accumulated deficit	(44,287,025)	(40,392,456)
Total Stockholders’ Equity	1,821,154	5,680,709
Total Liabilities and Stockholders’ Equity	$5,947,960	$9,714,258

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2004	2003	2004	2003
Revenue
HyperFeed	$1,218,168	$—	$1,867,178	$—
HYPRWare	114,250	166,000	240,551	341,029
Total Revenue	1,332,418	166,000	2,107,729	341,029

Direct Costs of Revenue	457,797	339,641	921,465	676,385

Gross Margin	874,621	(173,641)	1,186,264	(335,356)

Operating Expenses
Sales and marketing	490,894	142,975	978,741	142,975
General and administrative	662,908	655,337	1,684,996	1,235,040
Research and development	419,773	432,248	743,526	854,748
Operations	602,586	—	1,280,680	—
Depreciation and amortization	201,240	268,671	415,308	539,436
Total Operating Expenses	2,377,401	1,499,231	5,103,251	2,772,199

Loss from Operations	(1,502,780)	(1,672,872)	(3,916,987)	(3,107,555)

Other Income (Expense)
Interest income	1,443	3,205	8,207	6,078
Interest expense	(267)	(312)	(267)	(312)
Other Income, Net	1,176	2,893	7,940	5,766

Loss from Continuing Operations Before Income Taxes	(1,501,604)	(1,669,979)	(3,909,047)	(3,101,789)
Income tax benefit (expense)	(65,000)	277,000	6,000	529,000
Loss from Continuing Operations	(1,566,604)	(1,392,979)	(3,903,047)	(2,572,789)

Discontinued Operations
Income (loss) from discontinued operations	(169,829)	587,287	(360,522)	1,244,209
Income tax benefit (expense) from discontinued operations	65,000	(138,000)	138,000	(390,000)
Gain on disposition of discontinued operations	—	362,189	375,000	362,189
Income tax expense from gain on disposition of discontinued operations	—	(139,000)	(144,000)	(139,000)
Income from Discontinued Operations	(104,829)	672,476	8,478	1,077,398

Net Loss	$(1,671,433)	$(720,503)	$(3,894,569)	$(1,495,391)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.52)	$(0.50)	$(1.28)	$(0.98)
Discontinued operations	(0.03)	0.24	0.01	0.41
Basic and diluted net loss per share	$(0.55)	$(0.26)	$(1.27)	$(0.57)

Basic and diluted weighted-average common shares outstanding	3,058,892	2,776,121	3,055,900	2,640,349

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (Unaudited)

	For The Six Months Ended June 30,
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(3,894,569)	$(1,495,391)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	415,308	539,436
Amortization of software development costs	658,910	676,385
Provision for doubtful accounts	9,996	—
Gain on sale of equipment	(4,888)	—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	(1,031,629)	(66,508)
Prepaid expenses and other current assets	(116,250)	(67,181)
Deposits and other assets	—	20,366
Accounts payable	189,280	257,853
Accrued expenses	22,722	158,275
Unearned revenue	888,710	—
Net cash provided by (used in) continuing operations	(2,862,410)	23,235
Net cash used in discontinued operations	(857,794)	(600,215)
Net Cash Used In Operating Activities	(3,720,204)	(576,980)

Cash Flows from Investing Activities:
Purchase of property and equipment	(190,418)	(347,402)
Software development costs capitalized	(676,236)	(597,168)
Proceeds from sale of equipment	26,000	—
Repayment (issuance) of note receivable	20,835	(150,000)
Net Cash Used In Investing Activities	(819,819)	(1,094,570)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	35,014	1,454,253
Issuance of notes payable	200,000	67,115
Net Cash Provided By Financing Activities	235,014	1,521,368

Net decrease in cash and cash equivalents	(4,305,009)	(150,182)
Cash and cash equivalents:
Beginning of the period	4,668,038	1,096,711

End of the period	$363,029	$946,529

HyperFeed Contacts:                             Fabio Arnone
Corporate Communications
HyperFeed Technologies, Inc., Chicago
(312) 913-2800
fabio@hyperfeed.com

Lonny White
Scanlon Corporate Communications
(312) 822-9299
lonny@scanloncc.com